Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

24-12

Contacts:	Jayshree Desai, CFO Kip Rupp, CFA, IRC - Investors Quanta Services, Inc. (713) 629-7600	Media – Liz James FGS Global (281) 881-5170

QUANTA SERVICES REPORTS SECOND QUARTER 2024 RESULTS

Second Quarter Consolidated Revenues of $5.59 Billion*

Second Quarter GAAP Diluted EPS of $1.26* and Adjusted Diluted EPS of $1.90*

Net Income Attributable to Common Stock of $188.2 Million* and Adjusted EBITDA of $523.2 Million*

Year-to-Date Cash Flow From Operations of $629.3 Million and Free Cash Flow of $439.8 Million

Remaining Performance Obligations of $14.4 Billion* and Total Backlog of $31.3 Billion*

Updating Full-Year 2024 Financial Expectations for the Expected Contribution of Cupertino Electric

* = Record quarterly or record second quarter result

HOUSTON – August 1, 2024 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and six months ended June 30, 2024. Revenues in the second quarter of 2024 were $5.59 billion compared to revenues of $5.05 billion in the second quarter of 2023, and net income attributable to common stock was $188.2 million, or $1.26 per diluted share, in the second quarter of 2024 compared to net income attributable to common stock of $165.9 million, or $1.12 per diluted share, in the second quarter of 2023. Adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) was $1.90 for the second quarter of 2024 compared to $1.65 for the second quarter of 2023.

“Quanta’s first half of the year is a good start, with our second quarter results reflecting another quarter of double-digit growth in revenue, adjusted EBITDA and adjusted earnings per share, record total backlog of $31.3 billion and strong cash flow, which we believe reflects the power of our portfolio, sound execution and continued demand for our services, driven by our customers’ multi-year programs to build the renewable generation and power grid infrastructure necessary to support North America’s energy transition, load growth, security and reliability,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

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“We recently completed the acquisition of Cupertino Electric, Inc. (CEI), which provides a platform of new service lines and a dynamic customer base. CEI also brings an exceptional management team and a premier craft-skilled workforce that complements Quanta’s culture and will create a comprehensive electrical infrastructure solution offering that we believe can facilitate innovative solutions between utilities and large power consumers – from electron generation to transmission to consumption. With the complexities of the power grid and the significant upgrades and enhancements required to facilitate load growth, our collaborative, solutions-based approach is valued by our clients more than ever. As a result of our solid year-to-date results and the addition of CEI, we are increasing our full-year 2024 financial expectations for revenue, adjusted EBITDA and adjusted EPS.”

Certain items that impacted Quanta’s results for the three and six months ended June 30, 2024 and 2023 are reflected as adjustments in the calculation of Quanta’s adjusted net income attributable to common stock, adjusted diluted earnings per share attributable to common stock and adjusted EBITDA (non-GAAP financial measures). These items are described in the accompanying tables reconciling adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed five acquisitions during the first six months of 2024 and five acquisitions during the full year 2023, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2024 and 2023, see the footnotes in the accompanying tables presenting Supplemental Segment Data and reconciliations of EBITDA, adjusted EBITDA, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock (non-GAAP financial measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

•

Completed the Acquisition of Cupertino Electric - In July 2024, Quanta completed the acquisition of CEI, a premier electrical infrastructure solutions provider to the technology, renewable energy and infrastructure and commercial industries. Founded in 1954 and headquartered in San Jose, California, CEI provides integrated turnkey solutions, including engineering, procurement, project management, construction and modularization services, to a high-quality and diverse customer base across the United States. Through its diverse geographic, customer, end market and service line portfolio, CEI has grown to become the sixth largest electrical solutions provider in the country, with a workforce of approximately 4,300 employees.

•

Made Strategic Investment in TS Conductor - In June 2024, Quanta made a strategic minority investment in TS Conductor, a domestic manufacturer of high-performance conductors for transmission and distribution systems. TS Conductor’s Aluminum Encapsulated Carbon Core technology is designed to enable double to triple the capacity of traditional power line conductor, lower line losses, and provide greater flexibility in both new build and reconductoring projects due to its design characteristics.

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RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2024

Revenues in the six months ended June 30, 2024 were $10.63 billion compared to revenues of $9.48 billion in the six months ended June 30, 2023, and net income attributable to common stock was $306.5 million, or $2.05 per diluted share, in the six months ended June 30, 2024 compared to net income attributable to common stock of $260.9 million, or $1.75 per diluted share, in the six months ended June 30, 2023. Adjusted diluted earnings per share attributable to common stock was $3.31 for the six months ended June 30, 2024 compared to $2.88 for the six months ended June 30, 2023.

FULL-YEAR 2024 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, increased interest rates and potential recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the Company is executing on and the opportunities expected to materialize during the remainder of 2024.

Prior to the Company’s conference call, management will post a summary of Quanta’s updated 2024 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2024, Quanta now expects revenues to range between $23.5 billion and $24.1 billion and net income attributable to common stock to range between $838 million and $921 million. Quanta also now expects diluted earnings per share attributable to common stock to range between $5.59 and $6.14 and adjusted diluted earnings per share attributable to common stock to range between $8.32 and $8.87. Quanta now expects EBITDA to range between $2.03 billion and $2.15 billion and adjusted EBITDA to range between $2.21 billion and $2.33 billion. Additionally, for the full year ending December 31, 2024, Quanta expects net cash attributable to operating activities to range between $1.75 billion and $2.18 billion and continues to expect free cash flow (a non-GAAP financial measure) to range between $1.30 billion and $1.70 billion. Of note, our increased guidance for revenues, adjusted EBITDA and adjusted diluted earnings per share was attributable to the expected contributions from CEI, but otherwise our prior guidance for these financial metrics remains unchanged.

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NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2024 expectations (as applicable): adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock; free cash flow to net cash provided by operating activities; and backlog to remaining performance obligations.

EARNINGS CONFERENCE CALL AND SUPPLEMENTAL MATERIALS INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on August 1, 2024, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Second Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the Company’s website and a telephonic replay will be available through August 8, 2024 by dialing 1-877-660-6853 and referencing the conference ID 13743886.

Additionally, Quanta has posted its Second Quarter 2024 Operational and Financial Commentary, as well as all other supplemental earnings call materials, in the Investor Relations section of the Quanta Services website. While management intends to make brief introductory remarks during the earnings call, the Operational and Financial Commentary is intended to largely replace management’s prepared remarks, allowing additional time for questions from the institutional investment community. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

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FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, renewable energy, technology, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy, technology and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP and non-GAAP financial results, including EBITDA, adjusted EBITDA and backlog; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding Quanta’s plans and strategies, including with respect to supply chain solutions and expanded or new services offerings; the business plans or financial condition of Quanta’s customers, including with respect to the transition to a reduced-carbon economy; the potential benefits from, and future financial and operational performance of, acquired businesses and investments, including CEI; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties, as well as the collectability of receivables; the development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support the transition to a reduced-carbon economy, electrical grid modernization projects, upgrade and hardening projects, larger transmission and pipeline projects and data center projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of Quanta’s business; the expected impact of global and domestic economic or political conditions on Quanta’s business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates and recessionary economic conditions and commodity prices and production volumes; the expected impact of changes or potential changes in climate and the physical and transition risks associated with climate change and the transition to a reduced-carbon economy; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of Quanta’s equity or debt securities or repayments of other outstanding debt; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; the expected recognition and realization of remaining performance obligations and backlog; expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; and expectations regarding Quanta’s ability to reduce its debt and maintain its current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which Quanta operates, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes,

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project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure, on Quanta’s operations and growth opportunities and on customers’ capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and certain of Quanta’s product solutions, as well as the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile or large-scale infrastructure project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of, among other things, inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s inability to attract, the potential shortage of and increased costs with respect to skilled employees, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for Quanta’s services; the failure of existing or potential legislative actions and initiatives to result in increased demand for Quanta’s services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain or production disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; loss of or deterioration of relationships with customers that Quanta has long-standing or significant relationships with; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties managing Quanta’s business as it expands and becomes more complex; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2023, Quanta’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 (when filed) and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended

June 30, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	$5,594,387	$5,048,610	$10,626,206	$9,477,436
Cost of services	4,783,056	4,324,511	9,191,381	8,180,142

Gross profit	811,331	724,099	1,434,825	1,297,294
Equity in earnings of integral unconsolidated affiliates	8,586	9,370	20,920	18,990
Selling, general and administrative expenses	(432,356)	(384,171)	(834,696)	(768,723)
Amortization of intangible assets	(79,214)	(70,025)	(156,725)	(142,428)
Change in fair value of contingent consideration liabilities	(1,117)	—	(1,740)	—

Operating income	307,230	279,273	462,584	405,133
Interest and other financing expenses	(45,321)	(48,189)	(86,393)	(89,882)
Interest income	3,557	1,448	11,580	2,964
Other income, net	1,617	3,419	26,499	11,285

Income before income taxes	267,083	235,951	414,270	329,500
Provision for income taxes	75,199	69,367	96,295	65,946

Net income	191,884	166,584	317,975	263,554
Less: Net income attributable to non-controlling interests	3,725	685	11,456	2,609

Net income attributable to common stock	$188,159	$165,899	$306,519	$260,945

Earnings per share attributable to common stock:
Basic	$1.28	$1.14	$2.10	$1.80

Diluted	$1.26	$1.12	$2.05	$1.75

Shares used in computing earnings per share:
Weighted average basic shares outstanding	146,580	145,422	146,258	144,947

Weighted average diluted shares outstanding	149,788	148,773	149,587	148,717

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$518,140	$1,290,248
Accounts receivable, net	4,430,757	4,410,829
Contract assets	1,227,543	1,413,057
Inventories	235,102	175,658
Prepaid expenses and other current assets	476,011	387,105

Total current assets	6,887,553	7,676,897
PROPERTY AND EQUIPMENT, net	2,463,914	2,336,943
OPERATING LEASE RIGHT-OF-USE ASSETS	278,995	249,443
OTHER ASSETS, net	597,629	565,625
OTHER INTANGIBLE ASSETS, net	1,386,987	1,362,412
GOODWILL	4,314,072	4,045,905

Total assets	$15,929,150	$16,237,225

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$549,260	$535,202
Current portion of operating lease liabilities	84,632	77,995
Accounts payable and accrued expenses	3,198,967	3,061,242
Contract liabilities	1,483,134	1,538,677

Total current liabilities	5,315,993	5,213,116
LONG-TERM DEBT, net of current maturities	2,973,520	3,663,504
OPERATING LEASE LIABILITIES, net of current portion	210,295	186,996
DEFERRED INCOME TAXES	311,940	254,004
INSURANCE AND OTHER NON-CURRENT LIABILITIES	536,328	636,250

Total liabilities	9,348,076	9,953,870

TOTAL STOCKHOLDERS’ EQUITY	6,567,637	6,272,241
NON-CONTROLLING INTERESTS	13,437	11,114

TOTAL EQUITY	6,581,074	6,283,355

Total liabilities and equity	$15,929,150	$16,237,225

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Six Months Ended June 30, 2024 and 2023 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The following table sets forth segment revenues, segment operating income (loss) and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Revenues:
Electric Power Infrastructure Solutions	$2,452,488	43.8%	$2,415,254	47.9%	$4,779,448	44.9%	$4,751,291	50.1%
Renewable Energy Infrastructure Solutions	2,034,392	36.4	1,389,368	27.5	3,618,556	34.1	2,397,668	25.3
Underground Utility and Infrastructure Solutions	1,107,507	19.8	1,243,988	24.6	2,228,202	21.0	2,328,477	24.6

Consolidated revenues	$5,594,387	100.0%	$5,048,610	100.0%	$10,626,206	100.0%	$9,477,436	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a)	263,860	10.8%	244,017	10.1%	491,885	10.3%	459,166	9.7%
Renewable Energy Infrastructure Solutions	162,721	8.0%	110,487	8.0%	237,567	6.6%	146,143	6.1%
Underground Utility and Infrastructure Solutions (b)	81,593	7.4%	107,207	8.6%	128,481	5.8%	168,780	7.2%
Corporate and Non-Allocated Costs (c)	(200,944)	(3.6)%	(182,438)	(3.6)%	(395,349)	(3.7)%	(368,956)	(3.9)%

Consolidated operating income	$307,230	5.5%	$279,273	5.5%	$462,584	4.4%	$405,133	4.3%

(a)

Included in operating income for the Electric Power Infrastructure Solutions segment was equity in earnings of integral unconsolidated affiliates of $8.6 million and $9.4 million for the three months ended June 30, 2024 and 2023 and $20.9 million and $19.0 million for the six months ended June 30, 2024 and 2023.

(b)

Included in operating income for the Underground Utility and Infrastructure Solutions segment was a loss of $11.2 million on the disposition of a non-core business during the six months ended June 30, 2024, which also impacted operating income as a percentage of segment revenue by 50 basis points.

(c)

Included in corporate and non-allocated costs was, among other things, amortization expense of $79.2 million and $70.0 million for the three months ended June 30, 2024 and 2023, and $156.7 million and $142.4 million for the six months ended June 30, 2024 and 2023 and acquisition and integration costs of $8.9 million and $2.3 million for the three months ended June 30, 2024 and 2023, and $18.4 million and $22.2 million for the six months ended June 30, 2024 and 2023.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun, which includes estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes they will be earned and are probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and certain non-fixed price contracts. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to total backlog by reportable segment, along with estimates of amounts expected to be realized within 12 months. The following table shows dollars in thousands.

	June 30, 2024		December 31, 2023		June 30, 2023
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,910,917	$5,381,411	$2,762,608	$4,505,830	$2,584,140	$4,128,988
Estimated orders under MSAs and short-term, non-fixed price contracts	4,935,743	11,787,339	5,597,732	10,995,198	4,948,080	9,454,858

Backlog	$7,846,660	$17,168,750	$8,360,340	$15,501,028	$7,532,220	$13,583,846

Renewable Energy Infrastructure Solutions
Remaining performance obligations	$5,344,490	$7,551,651	$5,512,159	$8,005,368	$5,048,636	$6,801,436
Estimated orders under MSAs and short-term, non-fixed price contracts	270,039	283,936	118,770	119,634	118,333	206,102

Backlog	$5,614,529	$7,835,587	$5,630,929	$8,125,002	$5,166,969	$7,007,538

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$1,195,150	$1,436,069	$1,017,227	$1,383,057	$1,184,061	$1,546,395
Estimated orders under MSAs and short-term, non-fixed price contracts	1,962,185	4,870,392	2,222,451	5,099,332	1,755,797	5,057,435

Backlog	$3,157,335	$6,306,461	$3,239,678	$6,482,389	$2,939,858	$6,603,830

Total
Remaining performance obligations	$9,450,557	$14,369,131	$9,291,994	$13,894,255	$8,816,837	$12,476,819
Estimated orders under MSAs and short-term, non-fixed price contracts	7,167,967	16,941,667	7,938,953	16,214,164	6,822,210	14,718,395

Backlog	$16,618,524	$31,310,798	$17,230,947	$30,108,419	$15,639,047	$27,195,214

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and six months ended June 30, 2024 and 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing our operating results with other companies that may be viewed as our peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; and (vi) gains and losses on the sales of investments and businesses vary from period to period depending on activity.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$188,159	$165,899	$306,519	$260,945
Acquisition and integration costs	8,857	2,284	18,408	22,172
Change in fair value of contingent consideration liabilities	1,117	—	1,740	—
Equity in losses (earnings) of non-integral unconsolidated affiliates	507	(468)	(3,075)	(2,085)
Loss on disposition of business (gain on sale of investment), net (a)	288	(674)	3,708	(1,496)
Income tax impact of adjustments (b)	(2,041)	(257)	(4,127)	(4,220)

Adjusted net income attributable to common stock before certain non-cash adjustments	196,887	166,784	323,173	275,316
Non-cash stock-based compensation	37,250	34,607	72,581	62,058
Amortization of intangible assets	79,214	70,025	156,725	142,428
Amortization included in equity in earnings of integral unconsolidated affiliates	1,267	1,465	2,732	3,261
Income tax impact of non-cash adjustments (b)	(30,636)	(27,613)	(60,381)	(54,070)

Adjusted net income attributable to common stock	$283,982	$245,268	$494,830	$428,993

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (GAAP as reported)	$1.26	$1.12	$2.05	$1.75
Acquisition and integration costs	0.06	0.02	0.12	0.15
Change in fair value of contingent consideration liabilities	0.01	—	0.01	—
Equity in losses (earnings) of non-integral unconsolidated affiliates	—	(0.01)	(0.02)	(0.01)
Loss on disposition of business (gain on sale of investment), net (a)	—	(0.01)	0.02	(0.01)
Income tax impact of adjustments (b)	(0.02)	—	(0.02)	(0.03)

Adjusted diluted earnings per share before certain non-cash adjustments	1.31	1.12	2.16	1.85
Non-cash stock-based compensation	0.25	0.23	0.49	0.42
Amortization of intangible assets	0.53	0.47	1.05	0.96
Amortization included in equity in earnings of integral unconsolidated affiliates	0.01	0.01	0.02	0.02
Income tax impact of non-cash adjustments (b)	(0.20)	(0.18)	(0.41)	(0.37)

Adjusted diluted earnings per share	$1.90	$1.65	$3.31	$2.88

Weighted average shares outstanding for diluted and adjusted diluted earnings per share	149,788	148,773	149,587	148,717

(a)

The amount for the six months ended June 30, 2024 is a loss of $11.2 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three and Six Months Ended June 30, 2024 and 2023 (In thousands) (Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and six months ended June 30, 2024 and 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing our operating results with other companies that may be viewed as our peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) gains and losses on the sales of investments and businesses vary from period to period depending on activity; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to common stock (GAAP as reported)	$188,159	$165,899	$306,519	$260,945
Interest and other financing expenses	45,321	48,189	86,393	89,882
Interest income	(3,557)	(1,448)	(11,580)	(2,964)
Provision for income taxes	75,199	69,367	96,295	65,946
Depreciation expense	83,651	79,876	172,546	158,258
Amortization of intangible assets	79,214	70,025	156,725	142,428
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	7,224	4,412	10,224	9,282

EBITDA	475,211	436,320	817,122	723,777
Non-cash stock-based compensation	37,250	34,607	72,581	62,058
Acquisition and integration costs	8,857	2,284	18,408	22,172
Equity in losses (earnings) of non-integral unconsolidated affiliates	507	(468)	(3,075)	(2,085)
Loss on disposition of business (gain on sale of investment), net (a)	288	(674)	3,708	(1,496)
Change in fair value of contingent consideration liabilities	1,117	—	1,740	—

Adjusted EBITDA	$523,230	$472,069	$910,484	$804,426

(a)

The amount for the six months ended June 30, 2024 is a loss of $11.2 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Free Cash Flow For the Three and Six Months Ended June 30, 2024 and 2023 (In thousands) (Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and six months ended June 30, 2024 and 2023. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below. The following table shows dollar in thousands.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$391,312	$127,413	$629,267	$165,822
Less: Net capital expenditures:
Capital expenditures	(161,456)	(105,278)	(244,595)	(185,597)
Cash proceeds from sale of property and equipment and related insurance settlements	28,758	24,212	55,176	34,963

Net capital expenditures	(132,698)	(81,066)	(189,419)	(150,634)

Free Cash Flow	$258,614	$46,347	$439,848	$15,188

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2024

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2024. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing our operating results with other companies that may be viewed as our peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; and (vi) gains and losses on the sales of investments and businesses vary from period to period depending on activity.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2024

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending December 31, 2024
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$838,000	$920,700
Acquisition and integration costs	22,700	22,700
Change in fair value of contingent consideration liabilities	1,700	1,700
Equity in earnings of non-integral unconsolidated affiliates	(3,100)	(3,100)
Loss on disposition of business (gain on sale of investment), net (a)	3,700	3,700
Non-cash stock-based compensation	154,800	154,800
Amortization of intangible assets	368,500	368,500
Amortization included in equity in earnings of integral unconsolidated affiliates	4,600	4,600
Income tax impact of adjustments (b)	(142,500)	(142,500)

Adjusted net income attributable to common stock	$1,248,400	$1,331,100

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock ( as defined by GAAP)	$5.59	$6.14
Acquisition and integration costs	0.15	0.15
Change in fair value of contingent consideration liabilities	0.01	0.01
Equity in earnings of non-integral unconsolidated affiliates	(0.02)	(0.02)
Loss on disposition of business (gain on sale of investment), net (a)	0.02	0.02
Non-cash stock-based compensation	1.03	1.03
Amortization of intangible assets	2.46	2.46
Amortization included in equity in earnings of integral unconsolidated affiliates	0.03	0.03
Income tax impact of adjustments (b)	(0.95)	(0.95)

Adjusted net income attributable to common stock	$8.32	$8.87

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	150,000	150,000

(a)	The amount is a loss of $11.2 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.
(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2024 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and estimated adjusted EBITDA to estimated net income attributable to common stock for the full year ending December 31, 2024. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing our operating results with other companies that may be viewed as our peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (iv) gains and losses on the sales of investments and businesses vary from period to period depending on activity; and (v) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending December 31, 2024
Net income attributable to common stock (as defined by GAAP)	$838,000	$920,700
Interest and other financing expenses, net	172,500	177,000
Provision for income taxes	277,600	311,700
Depreciation expense	355,900	355,900
Amortization of intangible assets	368,500	368,500
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	19,400	19,400

EBITDA	2,031,900	2,153,200
Non-cash stock-based compensation	154,800	154,800
Acquisition and integration costs	22,700	22,700
Change in fair value of contingent consideration liabilities	1,700	1,700
Loss on disposition of business (gain on sale of investment), net (a)	3,700	3,700
Equity in earnings of non-integral unconsolidated affiliates	(3,100)	(3,100)

Adjusted EBITDA	$2,211,700	$2,333,000

(a)	The amount is a loss of $11.2 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2024 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2024. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2024
Net cash provided by operating activities	$1,750,000	$2,175,000
Less: Net capital expenditures	(450,000)	(475,000)

Free Cash Flow	$1,300,000	$1,700,000

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